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                                                                   Exhibit 23.1

                   Consent of Independent Public Accountants

The Board of Directors
Essex Property Trust, Inc.;

   We consent to incorporation by reference in the registration statements on Form S-3 (No. 333-68503, No. 333-44467, No. 333-21989, and No. 333-36029), and
the registration statements on Form S-8 (No. 33-84830 and No. 333-55646) of Essex Property Trust, Inc. our report dated February 5, 2002, except as to the second paragraph of Note (3)(b), for which the date is February 15, 2002, relating to the consolidated balance sheets of Essex Property Trust, Inc. and subsidiaries as of December 31, 2001 and 2000 and the related consolidated statements of operations, stockholders' equity and cash flows of Essex Property Trust, Inc. and subsidiaries for each of the years in the three-year period ended December 31, 2001 and the related financial statement schedule, which report appears in the December 31, 2001 annual report on Form 10-K of Essex Property Trust, Inc.

KPMG LLP

San Francisco, California
March 29, 2002